PLACEMENT AGENT AGREEMENT

Dated: April 11, 2008

Joseph Gunnar & Co., LLC
30 Broad Street
New York, NY 10004

Gentlemen:

1. Offering.

A. Morlex, Inc. (the “Company”) hereby engages Joseph Gunnar & Co., LLC (the “Placement Agent”) to act as the Company’s exclusive placement agent with respect to the issuance and sale by the Company (the “Offering”) of shares of the Company’s common stock (the “Common Stock”) as follows: (i) 2,700,000 shares of its common stock, at $0.75 per share, or $2,025,000, on a “best efforts, all or none” basis (the “Minimum Offering”), (ii) up to an additional 2,700,000 shares of its common stock, also at $0.75 per share, or $2,025,000, on a “best efforts” basis, for a maximum offering of $4,050,000 (the “Maximum Offering”), and (iii) up to an additional 2,700,000 shares of its common stock, at $0.75 per share, or $2,025,000, on a “best efforts” basis, with respect to this, if and as authorized by the Company and the Placement Agent, over-allotment amount (collectively, the “Shares”). The Placement Agent is hereby authorized to engage, at its option, the services of other broker-dealers (the “Designees”) who are members of the Financial Industry Regulatory Authority (“FINRA”, formerly, National Association of Securities Dealers, Inc.) to assist it in soliciting subscribers and to remit to such broker-dealers the commissions payable to the Placement Agent hereunder as it shall determine, provided that the Company shall not be responsible for any fees or expenses of any such Designees.

The Offering is subject to (i) the completion and execution by the appropriate parties of a Securities Purchase Agreement with all exhibits thereto, an Escrow Agreement dated as of March 25, 2008, and a Confidential Investor Questionnaire (collectively, the “Offering Documents”) and (ii) the conditions set forth in Section 8 hereof. The Company shall issue and sell to the Placement Agent or its designee(s), for nominal consideration, five-year warrants to purchase the number of shares of Common Stock equal to ten percent (10%) of the total number of issuable shares of the Company’s common stock sold in the Offering (the “Placement Agent Warrants”) at a purchase price equal to 100% of the price at which shares of Common Stock are sold to purchasers in connection with the Offering. The Placement Agent Warrants may not be exercised prior to one hundred and twenty (120) days following each Closing of the Offering. The Shares and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Shares”) are hereinafter sometimes collectively referred to as the “Securities.”

The Shares will be offered without registration under the Securities Act of 1933, as amended (the “Securities Act”). Purchasers of the Shares will be granted certain registration rights with respect to the Securities, as more fully set forth in a certain Amended and Restated Registration Rights Agreement dated as of April 15, 2008 (the “Registration Rights Agreement”). The Placement Agent will be granted certain registration rights with respect to the Placement Agent Warrants, as more fully set forth in the Registration Rights Agreement.

B. The initial closing of the Offering (the “Closing”) shall occur on the receipt of acceptable subscriptions equal to the Minimum Offering. The Offering shall terminate on June 4, 2008 (the “Offering Period”); provided, however, that the Company and the Placement Agent may extend the Offering Period without notice to the prospective purchasers of Shares for no more than two (2) thirty (30) day periods thereafter. The Company will issue or cause to be issued certificates representing the Shares and the Placement Agent Warrants no later than three (3) business days following each Closing.

2. Information.

A. Payment for the Shares shall be made by wire transfer as more fully described in the Offering Documents. The minimum purchase by any purchaser shall be 100,000 Shares or $75,000 Dollars, unless Securities purchase for lesser amounts are accepted at the discretion of the Company. The Placement Agent and the Company agree that the Shares will be offered solely to “accredited investors” within the meaning of Rule 501 of Regulation D (“Accredited Investors”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act and Rule 506 of Regulation D under the Securities Act.

B. All funds received from subscriptions arranged will be promptly transmitted to the escrow account maintained at U.S. Bank N.A. (the “Escrow Agent”) and designated as “U.S. Bank/Morlex, Inc. - Escrow Account.” At each Closing, the funds received in respect of the Shares closed on will be forwarded to the Company, against delivery of the appropriate number of Shares and Warrants, net of (i) a Placement Agent commission payable in cash in an amount equal to ten percent (10%) of the gross proceeds of the Shares sold in this Offering, and (ii) any reasonable, documented out-of-pocket costs and expenses paid by the Placement Agent including, but not limited to, printing, filing, background examinations of the Company’s officers, directors, controlling persons and key employees, mailing, travel, lodging, with prior approval by the Company of any individual item in excess of $5,000, plus legal expenses except that the Company shall not be responsible for any fees or expenses of the Placement Agent’s legal counsel in excess of $30,000 without the Company’s prior written approval. The Placement Agent hereby acknowledges the receipt of $10,000 non-refundable deposit upon signing of the Letter of Intent by and between the parties hereto.

C. The Company and the Placement Agent reserve the right to reject any subscriber, in whole or in part, in either’s sole discretion. Funds received by the Company from any subscriber whose subscription is rejected will be returned to such subscriber, without deduction therefrom or interest thereon, but no sooner than such funds have cleared the banking system in the normal course of business.

3. Representations, Warranties and Covenants of Placement Agent.

The Placement Agent represents, warrants and covenants as follows:

(i) It has the necessary power to enter into this Placement Agent Agreement and to consummate the transactions contemplated hereby. The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) The execution and delivery by the Placement Agent of this Placement Agent Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, the organizational documents of the Placement Agent, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order or, to the Placement Agent’s knowledge, any statute, rule or regulation applicable to the Placement Agent. This Placement Agent Agreement constitutes the legal, valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof is subject to general principles of equity, or (c) the indemnification provisions hereof may be held to be violative of public policy.

(iii) The Placement Agent will deliver to each potential investor, prior to any submission by such person of a written offer relating to the purchase of the Shares, a copy of the Offering Documents (not including the Escrow Agreement) as they may have been most recently amended or supplemented by the Company.

(iv) Upon receipt of executed Offering Documents from investors, the Placement Agent will promptly forward copies of the subscription documents to the Company.

(v) The Placement Agent will not deliver the Offering Documents to any person they do not reasonably believe to be an Accredited Investor or to any person in a state where it does not reasonably believe that the Offering is exempt from the applicable state “Blue Sky” laws.

(vi) The Placement Agent will not take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the respective rules and regulations promulgated thereunder (the “Rules and Regulations”).

(vii) The Placement Agent shall have no obligation to insure that (a) any check, note, draft or other means of payment for the Shares will be honored, paid or enforceable against the subscriber in accordance with its terms; or (b) subject to the performance of the Placement Agent’s obligations and the accuracy of its representations and warranties hereunder, (i) the Offering is exempt from the registration requirements of the Securities Act or any applicable state “Blue Sky” law; or (ii) any prospective purchaser is an Accredited Investor; provided that Placement Agent will not deliver the Offering Documents to any person they do not reasonably believe to be an Accredited Investor.

(viii) There is no litigation or governmental proceeding pending or, to the best of the Placement Agent’s knowledge, threatened against it, which might have a material adverse effect on the Placement Agent’s business or operations.

(ix) The Placement Agent is a member of the FINRA and is a broker-dealer registered as such under the Exchange Act and under the securities laws of the states in which the Securities will be offered or sold by the Placement Agent, unless an exemption for such state registration is available to the Placement Agent. The Placement Agent is in compliance with all material rules and regulations applicable to the Placement Agent generally and to the Placement Agent’s participation in the Offering.

4. Representations and Warranties of the Company.

The Company has filed with the Commission all forms, reports, schedules, registration statements and preliminary or definitive proxy or information statements required to be filed by it with the Commission prior to the date hereof (the “Company SEC Reports”). Except as may be set forth in the Company SEC Reports, the Company hereby represents and warrants as follows:

(i) The execution, delivery and performance of each of this Placement Agent Agreement and the Offering Documents to which it is a party has been duly and validly authorized by the Company and is, or with respect to the Offering Agreements to which it is a party, will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity; or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy.

(ii) Prior to the Closing, the issuance, sale and delivery by the Company of the Securities will be duly authorized by all requisite corporate action of the Company. The Shares and the Placement Agent Shares will, prior to the Closing, be duly reserved for issuance upon the Closing of the Offering or exercise of the Placement Agent Warrants, as applicable.

(iii) The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, par value $.001 per share (the “Company Common Stock”). As of the date of this Agreement, before giving effect to the Offering, the Company has 20,045,492 shares of Company Common Stock issued and outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. The Company Common Stock is presently eligible for quotation and trading on the Over-the-Counter Bulletin Board (the “OTCBB”) in all 50 states of the United States and is not subject to any notice of suspension or delisting.  The Company Common Stock is eligible for registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of the issued and outstanding shares of Company Common Stock were issued in compliance with all applicable laws including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and applicable “blue sky laws”. Except as set forth in the Registration Rights Agreement or in the Company SEC Reports, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, registration rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any person.

(iv) The Shares and the Placement Agent Shares, when issued in accordance with the terms of the SPA and the Placement Agent Warrants and the terms of this Placement Agent Agreement as the case may be, will be validly issued, fully-paid and non-assessable.

(v) There is no litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or its properties or business, except as set forth in the Offering Documents. The Company is not a party to any order, writ, injunction, judgment or decree of any court.

(vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had and does not have a material adverse effect on the Company. The execution and delivery of this Agreement and the Offering Documents to which it is a party by the Company does not and will not, and the performance of this Agreement and the Offering Documents to which it is a party by the Company will not: (i) conflict with or violate the articles of incorporation or by-laws of the Company, (ii) conflict with or violate any laws applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any contract to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

(vii) Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Placement Agent Agreement other than the Placement Agent and there are no claims for services in the nature of a finder’s or origination fee with respect to the sale of the Securities.

(viii) Subject to the performance by the Placement Agent of its obligations hereunder, and the accuracy of the representations and warranties made by the respective investors in the Offering Documents, the Offering Documents and the offer and sale of the Securities comply, and will continue to comply, through the Offering Period with the requirements of Rule 506 of Regulation D promulgated by the Commission pursuant to the Securities Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Documents nor any amendment or supplement thereto, nor any other documents prepared by the Company in connection with the Offering contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Documents are true and correct as of the date of the Offering Documents and will be true and correct in all material respects on the date of the Closing. If at any time prior to the completion of the Offering or other termination of this Placement Agent Agreement any event shall occur as a result of which it might, in the Company’s opinion, become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agent and will supply the Placement Agent with amendments or supplements correcting such statement or omission.

(ix) All taxes which are due and payable from the Company have been paid in full or appropriate extensions of such payment have been obtained and the Company does not have any tax deficiency or claim outstanding assessed or proposed against it (except for such amounts set forth in the Offering Documents).

(x) The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company’s knowledge, there is not now any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official.

(xi) The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Placement Agent.

(xii) The Company will not deliver the Offering Documents to any person it does not reasonably believe to be an Accredited Investor.

(xiii) The Company will not intentionally take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, Exchange Act or the Rules and Regulations.

(xiv) The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Placement Agent. No representation or warranty by the Company in this Placement Agent Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to the Placement Agent contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5. Certain Covenants and Agreements of the Company.

The Company covenants and agrees as follows:

A. To advise the Placement Agent of any material adverse change in the Company’s financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Documents occurring at any time prior to the Closing as soon as reasonably practicable after the Company is either informed or becomes aware thereof.

B. To use its reasonable e best efforts to cause the Securities to be qualified or registered for sale, or to obtain exemptions from such qualification or registration requirements, on terms consistent with those stated in the Offering Documents, the Shares and the Placement Agent Warrants under the securities laws of such jurisdictions as the Placement Agent shall reasonably request, provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company. The Company’s counsel shall perform the required “Blue Sky” services, and all reasonable expenses and disbursements of Company’s counsel relating to such “Blue Sky” matters and relating to the Offering shall be paid by the Company.

C. To apply the net proceeds of the Offering as described in the Offering Documents $5,000,000 for the acquisition of Ad Authority, Inc. and the remaining amount for general working capital purposes.

D. To issue to the Placement Agent or its designees, at the Closing, the Placement Agent Warrants and provide for registration by the Company of the Placement Agent Shares issuable upon the exercise thereof as set forth in the Registration Rights Agreement.

E. To reserve out of the Company’s authorized and designated Common Stock, solely for the purpose of issuance upon the exercise of the Placement Agent Warrants, such number of Placement Agent Shares.

F. To execute and deliver employment agreements with key management in forms reasonably acceptable to the Placement Agent and its counsel.

G. In the event the Company elects not to proceed with the Offering prior to April 15, 2008 for any reason other than (i) the Placement Agent’s bad faith, gross negligence or willful misconduct in processing the transaction or breach of any provision of this Agreement by the Placement Agent or any of its affiliates or Designees or inaccuracy of any representation of the Placement Agent set forth herein, (ii) the failure to close the acquisition of Ad Authority, Inc. for any reason or (iii) as a result of the Placement Agent’s willful failure to meet any of the conditions to the Offering set forth herein, or if the Placement Agent elects not to proceed due to (i) a material breach by the Company of any representation, warranty or covenant contained in this Placement Agent Agreement precluding the offering from proceeding on the terms set forth herein, or (ii) as a result of the Company’s willful failure to meet any of the conditions to the Offering previously described, to pay the Placement Agent, exclusive of any payments otherwise made, for its time, efforts and lost opportunities, a “break-up” fee of $150,000 plus 125,000 Placement Agent Warrants or, if the Offering Documents have been distributed to potential purchasers of the Shares, $250,000 plus 250,000 Placement Agent Warrants.

6. Indemnification.

A. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, the directors, officers and employees of the Placement Agent and its affiliates, and each other person or entity, if any, controlling the Placement Agent or any of its affiliates (collectively, “Company Indemnified Persons”), from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, securityholders or creditors for, any losses, claims, damages, liabilities or expenses (including actions, claims or proceedings in respect thereof brought by or against any person, including stockholders of the Company, and the cost of any investigation and preparation therefore and defense thereof) (collectively, “Placement Agent Losses”) related to or arising out of any statements or omissions made in the Offering Documents or any exhibit thereto or the services undertaken by the Placement Agent in this Placement Agent Agreement in connection with the sale of the Securities in the Offering (collectively, the “Placement Agent’s Role”), except that the indemnification shall not apply to the Placement Agent Losses of an Indemnified Person that are determined by a court of competent jurisdiction or by an agreement of the parties to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnified Person, or (ii) a claim as to an alleged omission from or misstatement in, the Offering Documents or any exhibit thereto if either (x) at or prior to the execution of a Securities Purchase Agreement the copy of the Offering Documents and exhibits were not sent or delivered to the subscriber, (y) the alleged untrue statement was corrected or the omission of a material fact alleged was contained in a supplement or amendment to the Memorandum was delivered to the subscriber prior to the written acceptance of the subscriber’s Securities Purchase Agreement by the Company, or (z) such claim is relating to misstatement or omission in the information supplied by the Placement Agent, or any of its affiliates, agents or Designees.

B. The Placement Agent agrees to indemnify and hold harmless the Company, its affiliates, and their respective directors, officers and employees, and each other person or entity, if any, controlling the Company or any of its affiliates (collectively, “Placement Agent Indemnified Persons”) from and against, and the Placement Agent agrees that no Placement Agent Indemnified Person shall have any liability to the Placement Agent or its owners, parents, affiliates, securityholders or creditors for any for, any losses, claims, damages, liabilities or expenses (including actions, claims or proceedings in respect thereof) brought by or against any person, including stockholders or members of the Placement Agent, and the cost of any investigation and preparation therefore and defense thereof (collectively, “Company Losses” and, together with the Placement Agent Losses, “Losses”) (i) related to or arising out of any acts or failures to act undertaken or omitted to be taken by the Placement Agent, any of its affiliates or the Designees in connection with the Offering through their bad faith, willful misconduct or gross negligence, or (ii) in whole or in part resulting from any (a) inaccuracy in the representations and warranties of the Placement Agents contained herein, (b) any failure of the Placement Agent to perform its obligations hereunder or (c) the information supplied by the Placement Agent, or any of its affiliates, agents or Designees. The maximum aggregate payment that the Placement Agent shall be liable to pay out hereunder in respect of indemnification of the Company Indemnified Parties shall be limited, in the aggregate, to the amount of consideration received by the Placement Agent pursuant to this Placement Agent Agreement, including the value of the Placement Agent Warrants.

C. Promptly after receipt by an Indemnified Person (each an “indemnified party”) under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, provided however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless the indemnifying party is prejudiced by such delay. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a single counsel only to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

If such an indemnity provided for in this Placement Agent Agreement is unavailable or insufficient for any Indemnified Person with respect to any Losses (other than by reason of the gross negligence, willful misconduct or bad faith of such indemnifying party), then the indemnifying party, in lieu of indemnifying such Indemnified Person, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as it is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the transactions contemplated hereunder (the “Transactions”), or (ii) if the allocation provided by (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in (i) above, but also the relative fault on the Company, on the one hand, and of the Placement Agent on the other hand in connection with statements or omissions that resulted in Losses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand shall be deemed to be in the same proportion as the total proceeds from the Transactions (net of sales commissions, but before deducting other expenses) received by the Company bear to the commissions received or receivable by the Placement Agent. The fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to the information supplied by the Company, on the one hand, and the Placement Agent, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

THE PLACEMENT AGENT HEREBY AGREES AND THE COMPANY HEREBY AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SECURITYHOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE PLACEMENT AGENT’S ROLE OR THIS PLACEMENT AGENT AGREEMENT.

7. Payment of Expenses.

Whether or not the Offering is successfully completed, the Company hereby agree to bear all of the customary reasonable expenses in connection with the Offering, including, but not limited to the following: due diligence, background examinations of the Company’s officers, directors, controlling persons and key employees, travel, lodging, filing fees, printing and duplicating costs, lucite deal blocks, advertisements, postage and mailing expenses with respect to the transmission of offering material, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company’s counsel and accountants, issue and transfer taxes, if any, “Blue Sky” counsel fees and expenses of Company’s counsel and the legal fees and expenses of the Placement Agent’s counsel in an amount not to exceed $30,000, without the Company’s approval; provided that any expense of the Placement Agent in excess of $5,000 individually shall be subject to prior approval by the Company. It is agreed that the Company’s counsel shall perform the required Blue Sky legal services.

8. Conditions of the Closing

Provided the Offering shall have been subscribed for and funds representing such amount thereof shall have cleared, the Closing shall be held at the offices of the Placement Agent’s counsel or such other place as mutually agreed upon by the parties hereto. The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy of the representations and warranties, in all material respects, of the Company as of the date hereof and as of the date of the Closing as if such representations and warranties had been made on and as of the Closing; the accuracy on and as of the date of the Closing of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing of its covenants and obligations hereunder and to the following further conditions:

A. At each Closing, the Placement Agent shall receive the opinion of Nixon Peabody LLP, counsel to the Company, dated as of the date of the Closing, which opinion shall be in the form attached to the Securities Purchase Agreement.

B. At or prior to the Closing, counsel for the Placement Agent shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in this Placement Agent Agreement and the Offering Documents, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions contained herein.

C. Since the date of this Agreement, there has been no material adverse change in the business, operations or financial condition of the Company, provided, however, that none of the following, either alone or in combination, shall be considered in determining whether a material adverse change has occurred: any change or effect resulting from (i) any change in economic conditions generally or in the industry in which Company operates; (ii) any change in any law applicable to Company; (iii) changes arising from the announcement or consummation of the transactions contemplated hereby; or (vi) any actions to be taken pursuant to or in accordance with this Agreement .

D. Subject to the filing of any necessary state “Blue Sky” filings, the Offering will become qualified or be exempt from qualification under the securities laws of the several states as contemplated by Section 5(B) hereof no later than the date of the Closing and no stop order suspending the sale of the Shares shall have been issued, and no proceedings for that purpose shall have been initiated or threatened.

E. At each Closing, the Placement Agent shall have received certificates of the Company signed by their respective chief executive officers and chief financial officers, dated as of the date of the Closing, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the date of the Closing, the representations and warranties of the Company set forth herein are true and correct in all material respects.

F. At final Closing, the Company shall have delivered employment agreements with key management reasonably acceptable to the Placement Agent and its counsel.

G. At final Closing, the Company shall have delivered quarterly financial projections and a budget of the Company for the two-year period following the Offering, as approved by the Company’s Board of Directors.

H. There shall be reasonable satisfaction by the Placement Agent with its ongoing due diligence of the Company, including, but not limited to, the Company’s financial condition, business prospects, acquisition targets, management and Board of Directors. This also includes satisfactory background examinations of the Company’s officers, directors, controlling persons and key employees.

I. Prior to the final Closing, the Company and the Placement Agent shall have executed a non-exclusive Investment Banking Advisory Agreement (the “Advisory Agreement”) in connection with the Company’s future financings (other than the Offering) so that the Placement shall be entitled to co-lead or manage any such future financing, and/or general corporate finance and corporate advisory needs. The term of the Advisory Agreement shall be at least twelve (12) months, with the Placement Agent’s compensation to be determined by mutual agreement.

J. Prior to the final Closing, the Company and the Placement Agent shall have executed a non-exclusive Investment Banking Advisory Agreement (the “M&A Advisory Agreement”) in connection with the Company’s business combinations, mergers and acquisitions. The term of the M&A Advisory Agreement shall be at least twelve (12) months, with the Placement Agent’s compensation to be determined by mutual agreement.

The obligations of the Company hereunder shall be subject to the continuing accuracy of the representations and warranties, in all material respects, of the Placement Agent as of the date hereof and as of the date of the Closing as if such representations and warranties had been made on and as of the Closing; the accuracy on and as of the date of the Closing of the statements of the officers of the Placement Agent made pursuant to the provisions hereof; and the performance by the Placement Agent on and as of the Closing of its covenants and obligations hereunder and to the following further conditions:

K. The closing of acquisition of Ad Authority, Inc. by a subsidiary of the Company shall be taking place simultaneously with the Closing hereunder.

L. Prior to the final Closing, the Company shall have engaged the public accounting firm of Rothstein, Kass and Company, P.C. acceptable to the Placement Agent.

M. Prior to the final Closing, the Placement Agent shall have received “comfort letter” representations from the Company’s bank creditors.

N. Prior to the final Closing, the Company shall have appointed a non-voting observer designated by the Placement Agent to its Board of Directors at the final Closing of the Offering for a period of two (2) years following such final Closing. Such observer shall be entitled to receive reimbursement for reasonably incurred expenses and all data as and when received by voting members.

9. Termination.

This Placement Agent Agreement shall terminate if the Closing does not take place on or before seven (7) business days following the termination of the Offering Period. In the event that the Offering is not successfully completed, then the Company shall immediately pay to the Placement Agent the amount of its reasonable, documented out-of-pocket expenses incurred in connection with the offer of the Securities in accordance with this agreement, plus the Placement Agent’s legal expenses except that the Company shall not be responsible for any fees or expenses of the Placement Agent’s legal counsel in excess of $30,000 without the Company’s prior written approval. Upon any termination of the Offering, all subscription documents and payments for the Securities not previously delivered to the purchasers thereof, shall be returned to the respective subscribers, without interest thereon or deduction therefrom, and no party hereto shall have any further obligation to the other, except as specifically provided herein.

10. Miscellaneous.

A. This Placement Agent Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered, sent by overnight courier or faxed, addressed as follows:

To the Placement Agent:

Joseph Gunnar & Co., LLC
30 Broad Street
New York, New York 10004
Fax: (212) 440-9668
Attention: Stephan A. Stein

with a copy to:

Cozen O’Connor
1627 I Street, NW, Suite 1100
The Army and Navy Club Building
Washington, DC 20006
Fax (202) 912-4830
Attention: Ralph V. De Martino, Esq.

To the Company:

Morlex, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10170
Attn: Richard Berman

with a copy to:

Nixon Peabody LLP
Attn: Jane Greyf, Esq.
437 Madison Avenue
New York, NY 10022
Fax: (866) 516-0358

or to such other address of which written notice is given to the others.

C. This Placement Agent Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Placement Agent Agreement shall be brought and prosecuted only in federal and state courts in the City, County and State of New York. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

D. This Placement Agent Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto with respect to the subject Offering and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

E. If any provision of this Placement Agent Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Placement Agent Agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Placement Agent Agreement as of the date first written above.

MORLEX, INC.

By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer

JOSEPH GUNNAR & CO., LLC

By:	/s/ Stephan A. Stein
Name: Stephan A. Stein
Title: Chief Operating Officer